EXHIBIT 99.1

SigmaTron International, Inc. Reports First Quarter Financial Results for Fiscal 2022

ELK GROVE VILLAGE, Ill., Sept. 10, 2021 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services company, today reported revenues and earnings for the fiscal quarter ended July 31, 2021.

Revenues increased to $85.7 million in the first quarter of fiscal 2022 from $60.5 million for the same quarter in the prior year. Net income for the first quarter ended July 31, 2021, was $8,796,716 compared to a net loss of $900,666 for the same period in the prior year. Basic and diluted earnings per share for the quarter ended July 31, 2021, were $2.06 and $2.02, respectively, compared to basic and diluted loss per share of $0.21 each for the same quarter ended July 31, 2020.

Commenting on SigmaTron’s first quarter, fiscal 2022 results, Gary R. Fairhead, President, Chief Executive Officer and Chairman of the Board, said, “I am pleased to report an excellent quarter to start fiscal 2022.  Our pre-tax profits were $9,553,661 and included the forgiveness of our Small Business Administration Paycheck Protection Program Loan (“PPP Loan”) in the amount of $6,282,973 during the quarter, which was announced on July 13, 2021.  Excluding the forgiveness of the PPP Loan, we recorded pre-tax profits of $3,270,688 and revenue of $85.7 million. The quarterly operating results and revenues are a record for SigmaTron.

“As previously reported, our backlog had hit an all time high and these results are driven by the significant increase we have experienced in topline growth.  Each of our customers was affected differently by the COVID pandemic.  Some experienced significant and unanticipated increases in demand while others are still recovering.  However, it does seem that the implementation of the vaccine program has unleashed some pent-up demand from the prior year and our customers are benefitting.  The ability to achieve this quarterly revenue number, given the electronic component marketplace and the continuing pandemic challenges, is a testimony to what an excellent job our operating teams were able to execute during the first quarter.

“While our backlog remains strong, we continue to face continuing challenges on the supply chain side.  Semiconductor products, in particular, remain difficult to locate and often are purchased at a premium.  We have seen several customers start to push out orders, but other customers continue to ramp up and push for more product. It’s difficult to predict how this will sort itself out going forward. The one thing that seems probable is that the shortage of certain components will be with us through calendar 2022 and perhaps part or all of 2023.  All of this, of course, is dependent upon a continuing strong economy, which we have experienced so far during calendar 2021.  The continuing trade war with China also creates uncertainty and it’s hard to predict how that will play itself out as well. On the customer side, several of our new customers have started to ramp up and we see our revenue growing with them going forward, especially in the safety and renewable energy markets.

“Finally, on July 21, 2021, we signed a definitive Agreement and Plan of Merger to acquire Wagz, Inc., a privately-held pet technology company, in a merger transaction. On September 8, 2021 a proxy statement was mailed to stockholders announcing a Special Meeting of Stockholders to be held on September 29, 2021 with regard to the transaction for submission to our stockholders and hope to close the transaction shortly thereafter. We continue to believe the upside is significant for the stockholders of SigmaTron.”

About SigmaTron International, Inc.

Headquartered in Elk Grove Village, Illinois, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Biên Hòa City, Vietnam. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Elgin, Illinois and Taipei, Taiwan.

Forward-Looking Statements

Note: This press release contains forward-looking statements. Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the direct and indirect risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the results of long-lived assets impairment testing; the ability to achieve the expected benefits of acquisitions; the collection of aged account receivables; the variability of the Company’s customers’ requirements; the availability and cost of necessary components and materials; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements, including the phase-out of LIBOR; the ability to meet the Company’s financial covenant; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; the spread of COVID-19 (commonly known as “Coronavirus”) which has threatened the Company’s financial stability by causing a decrease in consumer revenues, caused a disruption to the Company’s global supply chain, caused plant closings or reduced operations thus reducing output at those facilities; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; currency exchange fluctuations; and the ability of the Company to manage its growth. These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

Financial tables follow…

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	July 31,	July 31,
	2021	2020

Net sales	85,739,434	60,524,956

Cost of products sold	76,156,956	56,252,765

Gross profit	9,582,478	4,272,191

Selling and administrative expenses	6,111,015	5,059,525

Operating income (loss)	3,471,463	(787,334)

Gain on extinguishment of long-term debt	(6,282,973)	-
Other expense	200,775	334,166

Income (loss) before income tax	9,553,661	(1,121,500)

Income tax expense (benefit)	756,945	(220,834)

Net income (loss)	$8,796,716	$(900,666)

Net income (loss) per common share - basic	$2.06	$(0.21)

Net income (loss) per common share - assuming dilution	$2.02	$(0.21)

Weighted average number of common equivalent
shares outstanding - assuming dilution	4,353,912	4,250,986

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31,	April 30,
	2021	2021

Assets:

Current assets	164,721,162	$141,553,863

Machinery and equipment-net	35,328,032	34,186,918

Deferred income taxes	1,685,937	1,647,143
Intangibles	1,909,627	1,996,749
Other assets	13,943,235	14,788,734

Total assets	$217,587,993	$194,173,407

Liabilities and stockholders' equity:

Current liabilities	97,583,914	$85,315,249

Long-term obligations	50,624,910	48,309,097

Stockholders' equity	69,379,169	60,549,061

Total liabilities and stockholders' equity	$217,587,993	$194,173,407

For Further Information Contact:
SigmaTron International, Inc.
Linda K. Frauendorfer
1-800-700-9095